UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33609	30-0520478
(Commission File No.)	(IRS Employer Identification No.)

805 King Farm Blvd, Suite 550

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2017, Sucampo Pharmaceuticals, Inc. (the “Registrant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vtesse Inc., a Delaware corporation (“Vtesse”), Saber Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant (“Transitory Subsidiary”), and Fortis Advisors LLC, as representative of the holders of Vtesse equity (the “Company Equityholder Representative”). The Merger Agreement provides for Transitory Subsidiary to merge with and into Vtesse (the “Merger”), with Vtesse surviving as a wholly owned subsidiary of the Registrant, subject to the terms and conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the closing, the Registrant is required to pay holders of Vtesse’s capital stock and options to purchase Vtesse’s common stock (collectively, the “Company Equityholders”), upfront consideration equal to approximately $200,000,000, consisting of, and subject to adjustment with respect to, the following (A) an amount in cash equal to (i) $170,000,000, plus (ii) all unrestricted cash and cash equivalents held by Vtesse at Closing, plus (iii) a portion of the aggregate exercise price of outstanding options (which amount shall be subsequently deducted from the amounts otherwise payable to the holders of such options), minus (iv) the amount by which the Vtesse net working capital is less than zero, minus (v) an amount set aside in escrow, minus (vi) the unpaid company transaction expenses, minus (vii) an amount set aside for expenses incurred by the Company Equityholder Representative and minus (viii) an amount equal to any indebtedness of Vtesse at closing, and (B) approximately 2,782,678 shares of Registrant’s Class A Common Stock. The Company Equityholders receiving Registrant’s Class A Common Stock are required to sign lock-up agreements that, among other things, provide for a lock-up period of three (3) months for all shares of Registrant’s Class A Common Stock issued in the Merger.

The Registrant has also agreed to pay the Company Equityholders (A) contingent consideration based on mid-single-digit to double-digit royalties on global net sales of Vtesse’s VTS-270 product, tiered based on increasing net sales levels, and (B) a share of net proceeds that may be generated from the monetization of any priority review voucher that may be granted to Vtesse in the future.

The Merger Agreement contains customary representations, warranties, covenants and indemnities of each of the Registrant and Vtesse. In addition, the Merger Agreement requires the Registrant to register for resale, after the applicable lock-up period, with the Securities and Exchange Commission all shares of its Class A Common Stock issued as part of the consideration payable in the Merger.

The foregoing summary is qualified in its entirety by reference to the Merger Agreement, which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the Registrant and Vtesse in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Registrant. For the foregoing reasons, none of the Registrant’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

The Merger Agreement and the transactions contemplated in the Merger Agreement have been unanimously approved by the Registrant’s board of directors.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 3, 2017, the Registrant completed the Merger described in Item 1.01 of this Current Report and paid all consideration required to be paid at the closing pursuant to the Merger Agreements.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Registrant’s shares to be issued and sold pursuant to the Merger Agreement will be issued and sold in reliance on an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure

On April 3, 2017, the Registrant issued a press release (the “Press Release”) announcing the closing of the Merger. A copy of the Press Release is included as Exhibit 99.1 hereto and is incorporated by reference.

In addition, the Company will be providing supplemental information regarding the Merger in connection with a presentation to investors on April 3, 2017. The slides to be used in connection with this investor presentation are included as Exhibit 99.2 hereto and are incorporated herein by reference.

The foregoing information in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated April 3, 2017
99.2	April 3, 2017 conference call presentation materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2017	Sucampo Pharmaceuticals, Inc.

	By:	/s/ Peter Pfreundschuh
Peter Pfreundschuh
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated April 3, 2017
99.2	April 3, 2017 conference call presentation materials